UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

RAYONT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56020	27-5159463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 3, 26 Marine Parade, Southport

Queensland, 4215 Australia

+61 432 051 512

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par $0.001 per share	RAYT	OTC Markets Group

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2021, in the best interests of the Company, the Board appointed the following person to be a Chairman of the Board of Directors of the Company:

Reyad Fezzani – Board Director

Reyad Fezzani has over 30 years of experience in Energy, Finance, and Technology with the majority of his career spent at BP p.l.c. including global roles as the CEO of BP Wind and Solar, and CEO of BP Chemicals. He is currently Chairman and CEO of Regenerate Power, and a Managing Partner of Energy Finance Company LLC. He has served as an Independent Director on the boards and advisory boards of several private technology companies, as well as the Swiss industrial public company - Oerlikon A.G where he was also a member of the Audit Committee. Mr Fezzani is a Chartered Engineer and a Fellow of the Institute of Chemical Engineers, the Energy Institute, and the Institute of Materials, Minerals & Mining. He holds a Master’s Degree (MEng) in Chemical Engineering and Chemical Technology from Imperial College, London.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONT INC.

Dated: March 17, 2021	By:	/s/ Marshini Thulkanam
Marshini Thulkanam
CEO and President